EXHIBIT 10.2

AMENDMENT NO. 1 TO
INFINITY PHARMACEUTICALS, INC.
EXECUTIVE SEVERANCE BENEFITS PLAN

The Executive Severance Benefits Plan (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1.Section 3(h) of the Plan is hereby deleted and a new Section 3(h) is inserted in lieu thereof which shall read as follows:

“(h)    “Covered Employees” shall mean all Regular Full‑Time Employees (both exempt and non‑exempt) who experience a Covered Termination, who are duly elected by the Board as “executive officers” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, and who are designated as eligible to receive severance benefits under the Plan as provided in Section 5 hereof. For the avoidance of doubt, neither Temporary Employees nor Part-Time Employees are eligible for severance benefits under the Plan. An employee’s full‑time, part-time or temporary status for the purpose of this Plan is determined by the Plan Administrator upon review of the employee’s status immediately before termination. Any person who is classified by the Company as an independent contractor or third party employee is not eligible for severance benefits even if such classification is modified retroactively.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on August 3, 2018.